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                                                                    EXHIBIT 23.1

                            HENRY L. CREEL CO., INC.
                           Certified Public Accountant
                                 (216) 491-0800
                               FAX (216) 491-0803




October 29, 2001


To Whom It May Concern:

The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the inclusion of its report dated October 29, 2001, on the Financial Statements of AuGRID of Nevada, Inc. (the "Company") included in Amendment No. 1 to the Company's registration statement on Form SB-2. The firm of Henry L. Creel Co., Inc., Certified Public Accountant, further consents to the use of its name in the section of the registration statement captioned "Experts."

Respectfully,

/s/Henry L. Creel

Henry L. Creel, CPA